UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee	62-0935669
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On February 7, 2006, the Compensation Committee of the Company’s Board of Directors approved the 2006 Bonus Plan, which is filed as Exhibit 10.1 hereto. The 2006 Bonus Plan, under which all executive officers of the Company, including the Chief Executive Officer, participate, is substantially the same as the bonus plan approved in 2005, except that the performance targets have changed. The 2006 Bonus Plan provides for a bonus award of 25% of the participants’ bonus target if the Company achieves an earning per share target (subject to adjustments for one-time non-operating events). Then for any additional bonus to be paid to employees of a business unit, the business unit must achieve its minimum operating income target. A business unit’s employees are eligible to receive a 100% payment of their bonus if the corporate earnings per share target is met and the unit’s operating income meets the 100% target, subject to adjustment for, among other contingencies, the size of the accrued bonus pool and satisfaction of individual performance objectives. If the unit’s performance is between the minimum and 100% targets, employees are eligible for a partial bonus, subject to the contingencies discussed above. Employees of the corporate business unit are not subject to a separate operating income target. Their bonus depends upon the Company’s achievement of its earnings per share target, the size of the accrued bonus pool and, to a lesser extent, satisfactory individual performance. The target bonus amount is a percentage of base salary generally determined by the employee’s title, and the relative weighting between divisional operating income performance and subjective individual performance, with divisional performance given a higher weighting for more senior positions.

Effective January 1, 2006, a director serving as Chair of the Audit Committee receives an additional annual retainer of $5,000; directors serving as Chairs of the Compensation and Corporate Governance Committees each receive an additional annual retainer of $3,000; and the members of each committee receive an additional annual retainer of $2,000. Except for the forgoing, the Company’s director compensation program remains unchanged. A summary of all compensation paid to directors of the Company for their service is attached hereto as Exhibit 10.2.

ITEM 2.02.	Results of Operations and Financial Condition

On February 8, 2006, Pacer International, Inc. issued a press release announcing its fourth quarter and year-end 2005 results. The press release is attached hereto as Exhibit 99.1. The press release includes certain non-GAAP financial measures. A reconciliation of those measures to the most directly comparable GAAP measure is included in the press release.

The information set forth under “Item 2.02. Results of Operations and Financial Condition”, including the Exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing, except as otherwise expressly stated in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.1	2006 Bonus Plan

10.2	Director Compensation Summary

99.1	Press Release of Pacer International, Inc. dated February 8, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC.
A Tennessee Corporation

Dated:	February 8, 2006	By:	/s/ Lawrence C. Yarberry
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER

10.1	2006 Bonus Plan

10.2	Director Compensation Summary

99.1	Press Release of Pacer International, Inc. dated February 8, 2006.